Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation of our report dated November 1, 1996, included in Wandel & Goltermann Technologies, Inc.'s Annual Report to shareholders for the year ended September 30, 1996, into the Company's Registration Statement filed herewith pertaining to the Omnibus Stock Plan and Employee Stock Purchase Plan of Wandel & Goltermann Technologies, Inc., as amended on February 5, 1997.


                                      /s/ Arthur Andersen LLP


Raleigh, North Carolina,
May 30, 1997.


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